SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Filed by the Registrant ☒

Check the appropriate box:

☐           Preliminary Proxy Statement

☐           Confidential, For use of the Commission only (as permitted by
Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☒           Definitive Additional Materials

☐           Soliciting Material Pursuant to §240.14a-12

GENEREX BIOTECHNOLOGY CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)           Title of each class of securities to which transaction applies:

2)           Aggregate number of securities to which transaction applies:

3)           Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)           Proposed maximum aggregate value of transaction:

5)           Total fee paid:

☐           Fee paid previously with preliminary materials.

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.           .

1)           Amount Previously Paid:

2)           Form, Schedule or Registration Statement No.:

3)           Filing Party:

4)           Date Filed:

EXPLANATORY NOTE

On October 14, 2010, Generex Biotechnology Corporation released the following press release in connection with its solicitation of proxies for its Special Meeting of stockholders to be reconvened on October 15, 2010:

Generex Announces That Adjournment
Will be Sole Matter Considered at Reconvened
Special Meeting of Stockholders on October 15, 2010

WORCESTER, MA, October 14, 2010 (PRNewswire) – Generex Biotechnology Corporation (NasdaqCM:GNBT, www.generex.com) today announced that the sole matter for consideration by stockholders at the reconvened special meeting of stockholders being held tomorrow, October 15, 2010, will be to approve a proposal to adjourn the special meeting to Monday, October 18, 2010.

As previously disclosed in Generex’s proxy statement dated August 23, 2010, Generex received a delisting determination letter from the staff of The Nasdaq Stock Market in May 2010 due to Generex’s failure to regain compliance with The Nasdaq Capital Market's minimum bid price requirement for continued listing.  Generex appealed the determination, and the Nasdaq Hearings Panel granted Generex’s request to remain listed on The Nasdaq Stock Market, subject to certain conditions, including obtaining shareholder approval on or before July 28, 2010 to implement a reverse stock split in a ratio sufficient to meet the $1.00 bid price requirement for continued listing.  At Generex’s annual meeting held on July 28, 2010, the reverse stock split proposal was not approved because it fell short of the required threshold of at least 50% of the total shares outstanding voting in favor even though 60.62% of the voting stockholders voted in favor of the reverse stock split proposal.  Generex reported the results of the annual meeting to the Nasdaq Hearings Panel, and requested additional time to hold the special meeting dedicated to approving the reverse stock split.

On September 14, 2010, the Nasdaq Hearings Panel granted Generex’s further request for continued listing, subject to certain conditions.  These conditions include informing the Panel that we have obtained shareholder approval to implement a reverse stock split in a ratio sufficient to meet the $1.00 bid price and demonstrating on or before November 2, 2010 a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.  During the granted exception period, Generex must promptly notify the Panel of any significant developments, particularly any event, condition or circumstance that may impact its ability to maintain compliance with any Nasdaq listing requirement or the exception deadline. The Panel reserves the right to reconsider the granted exception in such an instance.  Generex is notifying the Panel of the one business day adjournment.

Generex is adjourning the reconvened special meeting scheduled for October 15, 2010 in order to provide it with more time to solicit additional proxies for the proposal to approve an amendment to Generex’s Restated Certificate of Incorporation (i) to effect a reverse stock split of the common stock, at an exchange ratio of not less than 1-for-2 and not more than 1-for-10 at any time prior to September 16, 2011 (the implementation of the reverse stock split, ratio and timing of which will be subject to the discretion of the Board of Directors), and (ii) following the reverse stock split, if implemented, to reduce the number of authorized shares of common stock from 750,000,000 to 500,000,000 unless the Board of Directors utilizes a ratio of not more than 1-for-2, in which case, the number of authorized shares of common stock will be maintained at 750,000,000.

Generex cautions stockholders that there can be no assurance that the adjournment of the reconvened special meeting will result in Generex obtaining a sufficient number of votes in favor of the above-mentioned reverse stock split proposal.  Nor can there be any assurance that the reverse stock split, if implemented, will have the desired effect of sufficiently raising the common stock price to meet The Nasdaq Capital Market's $1.00 minimum bid price requirement for continued listing.

The Board of Directors of Generex has not withdrawn, modified or qualified its unanimous recommendation that the stockholders of Generex vote “FOR” the reverse stock split proposal.

If the proposal to adjourn the special meeting is approved on October 15, the adjourned special meeting of stockholders will be held on Monday, October 18, 2010, at 4:00 p.m. (local time), at the Meeting Rooms, Westin Harbour Castle Hotel, 1 Harbour Square, Toronto, Ontario Canada M5J 1A6.  The record date for the special meeting remains August 17, 2010.

Submission of proxies in respect of the adjourned meeting via Internet and telephone will be temporarily suspended at 11:59 p.m. EDT today.  Submission of proxies in respect of the adjourned meeting via Internet and telephone will resume Saturday morning, October 16 and will be available until 11:59 p.m. EDT on Sunday, October 17, 2010.    Until 4 p.m. EDT on Monday, October 18, stockholders may also send or scan completed proxy forms for the reconvened special meeting (with the control number(s) and both sides of the proxy form) to Generex by facsimile at 1-416-364-9363 or by email at info@generex.com.

Generex has filed with the SEC a definitive proxy statement dated August 23, 2010, as revised on August 27, 2010, and other relevant materials in connection with the special meeting.  Investors and security holders are urged to read the definitive proxy statement and other relevant materials filed by Generex with the SEC carefully because they contain important information about the proposed reverse stock split. Investors and security holders may obtain free copies of the definitive proxy statement and other documents filed with the SEC by Generex through the Web site maintained by the SEC at http://www.sec.gov.  In addition, investors and security holders will be able to obtain, without charge, a copy of the definitive proxy statement from Generex by submitting a written request to the Secretary of Generex at Generex Biotechnology Corporation, 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2, by calling 305-918-7000 or via the Internet at http://investor.generex.com/sec.cfm.

Questions

Should stockholders have any questions regarding the proxy voting procedures (including changing previously cast votes), please contact Legend Securities, Inc. by telephone at 877-317-7526 or via email at gnbtproxy@legendsecurities.com for US residents.  Non-US residents should contact Generex directly at 800-391-6755 or contact their broker/dealer.

About Generex Biotechnology Corporation

Generex is engaged in the research, development and commercialization of drug delivery systems and technologies.  Generex has developed a proprietary platform technology for the delivery of drugs into the human body through the oral cavity (with no deposit in the lungs).  The Company's proprietary liquid formulations allow drugs typically administered by injection to be absorbed into the body by the lining of the inner mouth using the Company's proprietary RapidMist™ device.  The Company's flagship product, buccal insulin (Generex Oral-lyn™), which has been approved in India, Lebanon, Algeria, and Ecuador for the treatment of subjects with Type-1 and Type-2 diabetes, is in Phase III clinical trials at several sites around the world.  Antigen Express, Inc. is a wholly owned subsidiary of Generex.  The core platform technologies of Antigen Express comprise immunotherapeutics for the treatment of malignant, infectious, allergic, and autoimmune diseases.  For more information, visit the Generex website at www.generex.com or the Antigen Express website at www.antigenexpress.com.  Information contained in, or accessible through, the websites of Generex or Antigen Express is not incorporated herein and is not a part of the proxy soliciting material.

Safe Harbor Statement

This release and oral statements made from time to time by Generex representatives in respect of the same subject matter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts.  Forward-looking statements frequently are used in discussing potential product applications, potential collaborations, product development activities, clinical studies, regulatory submissions and approvals, and similar operating matters. Many factors may cause actual results to differ from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known and others of which are not.  Known risks and uncertainties include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement.  No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements.  Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.  Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials.  Because of this, statements regarding the expected timing of clinical trials cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials.  Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act.

Generex Contacts:

Investor Relations Contacts:

Generex
Todd Falls
800-391-6755

Seahawk Capital Partners, Inc.
Joseph Moscato
646-599-6222

Media Contact:
Beckerman Public Relations
Christina Brozek
201-452-4849